As filed with the Securities and Exchange Commission on September 30, 1998
                                            Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                   IMTEC, INC.
             (Exact name of registrant as specified in its charter)
                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

                                    03-283466
                                (I.R.S. Employer
                             Identification Number)

                                 One Imtec Lane
                             Bellows Falls, VT 05101
                                 (802) 463-9502
               (Address, including zip code, and telephone number,
        including area code, of registrants' principal executive offices)


                       Imtec, Inc. 1997 Stock Option Plan
                              (Full Title of Plan)

                          Richard L. Kalich, President
                                   Imtec, Inc.
                                 One Imtec Lane
                             Bellows Falls, VT 05101
                    (Name and Address, of Agent For Service)

                                 (802) 463-9502
          (Telephone Number, Including Area Code, of Agent For Service)



                         CALCULATION OF REGISTRATION FEE
-------------------------------- ---------------- ----------------------- -------------------- ---------------------

   Title of Securities to be        Amount To        Proposed Maximum      Proposed Maximum         Amount of
          Registered              Be Registered       Offering Price           Aggregate           Registration
                                                        Per Share         Offering Price (1)         Fee (1)
-------------------------------- ---------------- ----------------------- -------------------- ---------------------
-------------------------------- ---------------- ----------------------- -------------------- =====================

Common Stock, $.01 par value         100,000              $9.25                $925,000              $263.00
-------------------------------- ---------------- ----------------------- -------------------- =====================

(1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended (the "Act").


PART II.   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents, filed by Imtec, Inc. (the "Registrant") with the Securities and Exchange Commission, are incorporated herein by reference and made a part hereof:

         1. Registrant's Annual Report on Form 10-K for the year ended June 30, 1998; and

         2. Registrant's Registration Statement on Form 8-A (File No. 0-12661) containing a description of Registrant's Common Stock, par value $.01 per share (the "Common Stock").

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all Common Stock registered hereby has been sold or which deregisters such Common Stock then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4. Description of Securities.

         The Common Stock of Registrant is registered under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act").


Item 5. Interests of Named Experts and Counsel.

         Not Applicable.


Item 6. Indemnification of Directors and Officers.

Article SEVENTH of the Registrant's Certificate of Incorporation provides, among other things, that:

         (a) The Registrant shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, indemnify all persons whom it may indemnify pursuant thereto;

         (b) No director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit;

         (c) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he/she is the legal representative, is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent in any other capacity while serving as a director, officer, employee or agent shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; and

         (d) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.


Item 7. Exemption from Registration Claimed.

         Not Applicable.


Item 8. Exhibits.

         4        Imtec, Inc. 1997 Stock Option Plan

         5 Opinion of Cooperman Levitt Winikoff Lester & Newman, P.C. as to the legality of the Common Stock registered hereby

         23(a) Consent Cooperman Levitt Winikoff Lester & Newman, P.C. (Reference is made to Exhibit 5 herein)

         23(b)    Consent of Deloitte & Touche LLP

         23(c)    Consent of KPMG Peat Marwick LLP


Item 9. Undertakings.

         (a)      The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement;

                  (i)      to include any  prospectus required by Section  10(a
                           (3) of the  Securities Act of 1933
                           (the "Securities Act");
                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that the undertakings set forth in paragraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Certificate of Incorporation of the Registrant and the provisions of the Delaware law described under Item 6 above, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellows Falls, State of Vermont, on the 29th day of September, 1998.

                                       IMTEC, INC.


                                       By: /s/Richard L. Kalich
                                           -------------------------------------
                                           Richard L. Kalich
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated.



               Signature                                     Title                                 Date


/s/Richard L. Kalich                      President, Chief Executive Officer                September 30, 1998
------------------------------------
           Richard L. Kalich              (Principal Executive Officer)


/s/George S. Norfleet III                 Secretary and Treasurer                           September 30, 1998
----------------------------------
        George S. Norfleet III            (Principal Financial and Accounting
                                          Officer)


/s/Ralph E. Crump                         Chairman of the Board of Directors                September 30, 1998
-----------------------------------
            Ralph E. Crump


-----------------------------------       Director                                          September 30, 1998
           David Sturdevant


/s/Robert W. Ham                          Director                                          September 30, 1998
-----------------------------------
             Robert W. Ham


/s/Douglas T. Granat                      Director                                          September 30, 1998
-----------------------------------
           Douglas T. Granat

                                                                       EXHIBIT 4
                                   IMTEC, INC.
                             1997 Stock Option Plan


Section l.        Purpose

         The purpose of the Imtec, Inc. 1997 Stock Option Plan (the "Plan") is to advance the interest of Imtec and its shareholders by providing employ officers and directors with an opportunity to share in the future growth of the Company through the purchase of shares of Imtec Stock.


Section 2.        Definitions

         When used herein, the following terms shall have the following meanings:

                  (a) "Affiliate"  means any company  controlled by the Company, controlling the Company or under common control with the Company.

                  (b) `"Award"  means  an  Option  granted  to any  Director  or
                      Eligible Employee in accordance with the provision of the Plan.

                  (c) "Beneficiary"   means  the  beneficiary  or  beneficiaries
                      designated pursuant to Section 6 to exercise options granted under the Plan upon the death of a Participant.

                  (d)  "Board" means the Board of Directors of the Company.

                  (e) "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

(All citations to Sections of the Code are to such Sections as they are currently designated and reference to such Sections shall include the provisions thereof as they may from time to time to amended or renumbered and any successor provisions.)

                  (f)  "Company" means Imtec, Inc.,  its successors and assigns.

                  (g) "Committee" means the Committee appointed by the Board pursuant to Section 7.

                  (h)  "Director" means a non-employee member of the Board.

                  (i) "Effective Date" means - October 27, 1997.

                  (j) "Eligible Employee" means an employee of any Participating
                      Company whose responsibilities and decision in the judgment of the Committee, significantly affect the management, growth, performance or profitability of any Participating Company. Where required by the context, "Eligible Employee" includes an individual who has been granted an Award but is no longer an employee of any Participating Company.

                  (k) "Fair  Market  Value"  means,  unless  another  reasonable method for determining fair market value is specified by the Committee, the closing market price of a share of Common Stock as reported by NASDAQ for the trading date next preceding the date in question.

                  (l) "Incentive Stock Option" means an Option to purchase Stock subject to the applicable provision of Section 4, awarded in accordance with the terms of the Plan, which is qualified under Section 422 of the Code.

                  (m) "Nonqualified  Stock  Option"  is an  option  to  purchase
                      Stock, subject to the applicable provisions of Section 4, awarded in accordance with the terms of the Plan and which is not qualified under Section 422 of the Code.

                  (n) "Option" means an option to purchase  stock,  which may be an Incentive Stock Option or a Nonqualified Stock Option.

                  (o) "Option   Agreement"   means  the  written   agreement  or
                      certificate evidencing each Option granted under the Plan.

                  (p) "Participant" means  an Eligible Employee  or Director who receives an Award under the Plan

                  (q) "Participating   Company"   means  the   Company   or  any
                      subsidiary or other company related to the Company; provided, however, for Incentive Stock Options only, "Participating Company" means the Company or any corporation which at the time such options is granted under the Plan qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in Section 424(f) of the code.

                  (r) "Plan" means the Imtec,  Inc.  1997 Stock Option Plan,  as the same may be amended, administered or interpreted from time to time.

                  (s) "Stock"  means  the Common  Stock of the  Company  and any successor Common Stock.

                  (t) "Total   Disability"  means  the  complete  and  permanent
                      inability of an Eligible Employee to perform all of his or her duties under the terms of his or her employment with any Participating Company, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems, appropriate or necessary.


Section 3.        Shares Subject to the Plan

                           Subject to adjustment  in accordance  with Section 9,
                  the total number of shares of the Stock of the Company available for Awards during the term of this Plan shall not exceed 100,000 shares. Shares of Stock to be delivered upon exercise of options under the Plan shall be made available from presently authorized but unissued Stock of the Company or authorized and issued shares of Stock reacquired and held as treasury shares, or a combination thereof. If any option shall be cancelled, expired or terminated without having been exercised in full, the shares of Stock allocable to the unexercised, canceled, forfeited portion of such option shall again be available for the purpose of the Plan.


Section 4.        Stock Options

         (a) The Committee shall (i) authorize the granting of Incentive Stock Options, Nonqualified Stock Options, or a combination of Incentive Stock Options and Nonqualified Stock Options; (ii) determine the number of shares of Stock subject to each Option; and (iii) determine the time or times when and the manner in which each Option shall be exercisable and the duration of the exercise period; provided, however, that the aggregate

                  Fair Market Value (determined as of the date an Option is granted) of the Stock for which Incentive Stock Options granted to any eligible Employee under this Plan may first become exercisable in any calendar year shall not exceed $l00,000.

         (b) The exercise period for an Option, including any extension which the Committee may from time to time decide to grant, shall not exceed ten years from the date of grant; provided, however, that in the case of an Incentive Stock Option granted to an Eligible Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company (a Ten Percent Stockholder"), such period, including extensions, shall not exceed five years from the date of grant.

         (c) The Option price per share shall be determined by the Committee at the time any Option is granted and shall not be less than the Fair Market Value, or in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110 percent of the Fair Market Value, on the date the Option is granted, as determined by the Committee, provided, however, that such price shall be at least equal to the par value of one share of Stock.

         (d) No part of any Option may be exercised until (I) the Eligible Employee who has been granted the Aware shall have remained in the employ of a Participating Company for such period, if any, after the date on which the Option is granted or (ii) achievement of such performance or other criteria if any, by the Eligible Employee, the Company or any subsidiary, affiliate or division of the Company, as the Committee may specify, and the Committee may further require exercisability in instants.


         (e) Subject to Section 5b, except as otherwise provided in the Plan, the purchase price of the shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise either in cash or in such other consideration as the Committee deems appropriate, including Stock already owned by the optionee, (for, such period as, the Committee may specify to avoid adverse accounting treatment) having a total fair market value as determined by the Committee, equal to the purchase price, or a combination of cash and such other consideration having a total Fair Market Value, as so determined, equal to the purchase price. The Committee may provide, in its discretion, that all or a portion of the purchase price may be paid by the Eligible Employee's full recourse promissory note, secured by shares of Stock, bearing interest at a rate specified by the Committee (in no event less than the minimum rate necessary to avoid imputed income for federal income tax purposes)or by irrevocable instructions from the optionee to a broker to sell a sufficient number of shares of Stock issuable upon exercise of an Option to pay the purchase price and to deliver the net proceeds of any such sale to the Company and subject to such other terms and conditions as the Committee may specify. In addition, the Committee, in its sole discretion, may elect to cash-out all or any part of an option by paying the optionee an amount, in cash or in shares of Stock, equal to the excess of the Fair Market Value of the Stock over the purchase price on the date of any such cash-out.

         (f) Each Award granted under the Plan shall be evidenced by a written Option Agreement, in a form approved by the Committee. Such agreement shall be subject to an incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Award granted and such other terms and conditions as the Committee may specify


         (g) The Committee may modify or amend any Awards or waive any restrictions or conditions applicable to any Awards or the exercise or retention thereof (except that the Committee may not undertake any such modifications, amendments or waivers if the effect thereof, taken as a whole, adversely affects the rights of any recipient of previously granted Awards without his or her consent, unless such modification, amendment or waiver is necessary or desirable for the continued validy of the Plan or its compliance with Rule l6b-3 or any successor rule under the Securities Exchange Act of 1934 or any other rule or regulation).

         (h) (i) Except as otherwise specified by the Committee, if an Eligible Employee who has been granted a Option dies (A) while an employee of any Participating Company or (B) within three months after termination of his or her employment with all Participating Companies,all of his or her Options shall become fully exercisable and may be exercised by the person or persons to whom the Eligible Employee's rights under the Option pass by will, or if no such person has such right, by his or her executors or administrators, at any time, or from time to time, within one year after the date of the Eligible Employee's death or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date of the Option.

                  (ii) Except as otherwise specified by the Committee, if the Eligible Employee's employment by an Participating Company terminates because of his or her Total Disability (and such Eligible Employee has no died within the following three months), all of his or her Options shall become fully exercisable and may be exercised at any time, or from time to time, within one year after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date of the Option.

                  (iii) Except as otherwise specified by the Committee, if the Eligible Employee's employment terminates for any other reason, he or she may exercise his or her Options to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, within three months after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date of the Option.

         (i) No Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an Option shall be exercisable only by him or her or by his or her guardian or legal representative.
         (j) With respect to an Incentive Stock Option, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as an Incentive Stock Option within the meaning of
                  Section 422 of the Code.


Section 5         Certificates for Awards of Stock

         (a) Each Participant entitled to receive shares of Stock upon exercise of an Option under the Plan shall be issued a certificate for such shares. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (i) the listing of such shares on any stock exchange or quotation system on which the Stock may then be listed or quoted and (ii) the completion of any registration, qualification, approval or authorization of such shares under any federal or state law, or any ruling or regulation or approval or authorization of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

         (b) All certificates for shares of Stock delivered under the Plan shall also be subject to such stop - transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or
                  legends  to  be  placed  on any  such  certificates  to   make
                  appropriate reference to such restrictions. The foregoing provisions of this Section 5(b) shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, or if and so long as the Committee determines that application of such provision is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

         (c) No Participant awarded an Option shall have any right as a shareholder with respect to any shares subject to such Award prior to the date of issuance to him or her of a certificate or certificates for such shares.

Section 6.        Beneficiary

         (a) Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to exercise the Option, if any, payable under the Plan upon his or her death. A Participant may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.

         (b) If no such Beneficiary designation is in effect at the time of a Participant's death, or if no designated Beneficiary survives the Participant or if such designation conflicts with law, the Participant's estate shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. If the Committee is in doubt as to the right of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until the Committee determines the right thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.

Section 7.        Administration of the Plan

         (a) The Plan shall be administered by the Committee, as appointed by the Board and serving at the Board's pleasure. Each member of the Committee shall be both a member of the Board and a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule or regulation.

         (b) All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

         (c) The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof and any related Option Agreement and define the terms employed in the Plan or any agreement, and its interpretations and constructions thereof and actions taken thereunder shall be conclusive and binding on all persons for all purposes.

         (d) The Committee shall have full power, discretion and authority to prescribe and rescind rules, regulations and policies for the administration of the Plan.

         (e) The Committee's decisions and determinations under the Plan and with respect to any Option granted thereunder need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

         (f) The Committee shall keep minutes of its actions under the Plan. The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee. Any decision or determination reduced to writing and signed by all members of the Committee shall be fully as effective as if made by unanimous vote at a meeting duly called and held.

         (g) The Committee may employ such legal counsel, including without limitation, independent legal counsel and counsel regularly employed by the Company, consultants and agents as the Committee may deem appropriate for the administration of the Plan and may rely upon any option received from any such counsel or consultant and any computations received from any such consultant or agent. The Company shall pay all expenses incurred by the Committee in interpreting and administering the Plan, including without limitations, meeting fees and expenses and professional fees.

         (h) No member or former members of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any aware granted under it. Each member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against all cost or expense (including counsel fees and expenses) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification or insurance the members or former members may have as directors or under the by-laws of the Company or otherwise.

Section 8.        Amendment or Discontinuance

                           The Board may, at any time,  amend or  terminate  the
                  Plan. The Committee may also amend the Plan, provided that all such amendments shall be reported to the Board. No amendment shall become effective unless approved by affirmative vote of the Company's stockholders if such approval is necessary or desirable for the continued validity of the Plan or if the failure to obtain such approval would adversely affect the compliance of the Plan with Rule 16b-3 or any successor rule under the Securities Exchange Act of 1934 or any other rule or regulation. No amendment or termination shall, when taken as a whole, adversely and materially affect the rights of any recipient of a previously granted aware without his or her consent unless the amendment or termination is necessary or desirable for the continued validity of the Plan or its compliance with Rule 16b-3 or any successor rule under the Securities Exchange Act of 1934 or any other rule or regulation.


Section 9.        Adjustments; Changes in Control

         (a) In the event of any recapitalization,reclassification split-up or consolidation of shares of Stock, merger or consolidation of the Company or sale by the Company of all or a portion of its assets, or other event which could distort the implementation of the Plan or the realization of its objectives,the Committee may make such appropriate adjustments in the number and kind of securities which may be issued pursuant to Awards under the Plan, including Awards then outstanding, or the terms, conditions or restrictions on securities or Awards as the Committee deems equitable.

         (b) The Committee in its discretion may include provisions in any option granted to an Eligible Employee that become effective upon a change in control of the Company (as defined by the Committee) and that provide for the acceleration of the exercisability of, the Option.Such provisions may also include the right, in lieu of exercising an Option, to elect to surrender all or part of such Option to the Company and to receive cash in an amount equal to the excess of the Fair Market Value of a share of Stock on the date such right is exercised over the exercise price per share under the Option, multiplied by the number of shares of Stock with respect to which such right is exercised. The provisions authorized by this Section 9(b) may be included in an Aware at the time of grant of the Award or thereafter.


Section 10.       Miscellaneous

         (a) Nothing in this Plan or any Option granted hereunder shall confer upon any employee any right to continue in the employ of any Participating Company or interfere in any way with the right of any Participating Company to terminate his or her employment at any time.

         (b) Absence or leave approved by a duly constituted officer of the Company shall not be considered interruption or termination of employment for any purposes of the Plan; provided, however, that no Option may be granted to an employee while he or she is absent or leave.

         (c) The right of any Participant or other person to any Option granted under the Plan may not be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as provided in Section 6 with respect to the designation of a Beneficiary or as may otherwise be required by law. If, by reason of any attempted assignment, transfer, pledge, or encumbrance or any bankruptcy or other event happening at any time, any amount payable under the Plan would be made subject to the debts or liabilities of the Participant or his or her Beneficiary or would otherwise devolve upon anyone else and not be enjoyed by the Participant or his or her Beneficiary,then the Committee may terminate such person's interest in any such payment and direct that the same be held and applied to or for the benefit of the Participant, his or her Beneficiary or any other persons deemed to be the natural objects of his or her bounty, taking into account the expressed wishes of the Participant (or, in the event of his or her death, those of his or her Beneficiary) in such manner as the Committee may deem proper.

         (d) Copies of the Plan and all amendments, administrative rules and procedures and interpretations shall be made available for review to all Participants at all reasonable times at the Company's administrative offices.

         (e) The Committee may cause to be made, as a condition precedent to the payment of any Award, or otherwise, appropriate arrangements with the Participant or his or her Beneficiary, for the withholding of any federal, state, local or foreign taxes. The Committee may in its discretion permit the payment of such withholding taxes by authorizing the Company to withholding shares of Stock to be issued, or be delivering to the Company shares of Stock owned by the Participant or Beneficiary, in either case having a Fair Market Value equal to the amount of such taxes.

         (f) The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any governmental or regulatory agency as may be required.

         (g) All elections, designations, requests, notices, instructions and other communications from a Participant, Beneficiary or other person to the Committee, required or permitted under the Plan, shall be in such form as is prescribed from time to time by the Committee and shall be mailed by first class mail or delivered to such location as shall be specified by the Committee.

         (h) The terms of the Plan shall be binding upon the Company and its successors and assigns.

         (i) Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.



Section 11.       Effective Date and Stockholder Approval

                  The Effective Date of the Plan shall be October 27, 1997, subject to approval by the holders of a majority of the Company's common stock at the 1997 Annual Meeting. No awards will be granted under the Plan after the expiration of ten years from the Effective Date.

                                                                       EXHIBIT 5


                [COOPERMAN LEVITT WINIKOFF LESTER & NEWMAN, P.C.]



                                                              September 30, 1998


Imtec, Inc.
One Imtec Lane
Bellows Falls, VT 05101

         Re: Registration of 100,000 shares of Common Stock, par value $.01 per share, under the Securities Act of 1933, as amended

Ladies and Gentlemen:

         In our capacity as counsel to Imtec, Inc., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-8 being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering an aggregate of 100,000 shares of Common Stock, par value $.01 per share, of the Company (the "Shares") issuable upon the exercise of options either heretofore granted or to be granted subsequent hereto (collectively, the "Options") under the Company's 1997 Stock Option Plan (the "Plan").

         In that connection, we have examined the Certificate of Incorporation, as amended, and the By-Laws, as amended, of the Company, the Registration Statement, the Plan, corporate proceedings of the Company relating to its adoption the Plan, and such other instruments and documents as we deemed relevant under the circumstances.

         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

         Based upon and subject to the foregoing, we are of the opinion that:

         (1) The Company is a corporation duly organized and validly existing under the laws of the state of Delaware; and

         (2) The Shares have been duly authorized and, when issued and paid for pursuant to the Plan, will be legally issued, fully paid, and non-assessable.

     We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement.

                                                       Very truly yours,

                                                       COOPERMAN LEVITT WINIKOFF
                                                        LESTER & NEWMAN, P.C.


                                                       By: /s/Ira Roxland, Esq.
                                                       A Member of the Firm

                                                                   EXHIBIT 23(b)



                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of Imtec, Inc. on Form S-8 of our report dated August 5, 1998 appearing in the Annual Report on Form 10-K of Imtec, Inc. for the year ended June 30, 1998.


                                                        /s/DELOITTE & TOUCHE LLP

Worcester, Massachusetts
September 30, 1998

                                                                   EXHIBIT 23(c)

                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of Imtec, Inc. on Form S-8 of our report dated August 2, 1996, relating to the statements of operations, stockholder's equity and cash flows of IMTEC, Inc. for the year ended June 30, 1996, and the schedule of valuation and qualifying accounts for the year ended June 30, 1996, which report appears in June 30, 1998 annual report on Form 10-K of IMTEC, Inc.


                                                       /s/ KPMG Peat Marwick LLP

Albany, New York
September 30, 1998